Exhibit 99.1

RE: NN, Inc.

6210 Ardrey Kell Road

Charlotte, NC 28177

FOR FURTHER INFORMATION:

AT ABERNATHY MACGREGOR

Claire Walsh

(General info)

(212) 371-5999

FOR IMMEDIATE RELEASE

February 26, 2019

NN, INC. EXPANDS ITS BOARD OF DIRECTORS

Announces Cooperation Agreement with Legion Partners

Adds Two New Independent Directors, Jeri Harman and Janice Stipp, With Capital Markets, Financial and Governance Expertise

Company to Declassify Board by 2021 Annual Meeting

Charlotte, NC, February 26, 2019 – NN, Inc., (NASDAQ: NNBR) a diversified industrial company, today announced that its board of directors has unanimously voted to expand its board by appointing Jeri Harman, Founder & Chairman of Avante Capital Partners, and Janice Stipp, formerly Senior Vice President, Chief Financial Officer & Treasurer at Rogers Corporation (retired), as new independent directors, effective immediately. NN’s board will now be comprised of nine directors, eight of whom are independent.

Additionally, as part of its commitment to good corporate governance, the Company also announced that it will approve and recommend amendments to its Restated Certificate of Incorporation to implement the Company’s transition to annual elections for directors. Directors will be elected for one-year terms beginning with the 2019 class of directors. Later classes will also stand for one-year terms at subsequent annual meetings, and the board will be fully declassified by the 2021 Annual Meeting when the directors in the 2018 director class complete their elected terms.

These initiatives follow constructive dialogue and collaboration with Legion Partners Asset Management LLC (“Legion Partners”). Today’s announcement reflects the Company’s entry into an associated cooperation agreement between NN and affiliates of Legion Partners.

Robert Brunner, Non-Executive Chairman of the Board, said, “Our Governance Committee annually conducts a review of the board of directors and our corporate governance practices to ensure alignment with the Company’s business objectives and commitment to driving shareholder value. Upon this year’s review, we decided that now is the right time to expand and declassify our board. We are delighted to welcome Jeri and Janice, both highly-qualified directors, to NN’s board, adding enhanced expertise in capital markets, finance and governance, which we believe will benefit NN as we continue to execute our strategic plan.”

Richard Holder, President & Chief Executive Officer, commented, “I am pleased to have Jeri and Janice join the board and look forward to working closely with them during this next phase of our strategic evolution. With proven financial and capital markets experience, we believe that the additions of Jeri and Janice will further drive NN toward our goal of enhancing performance through our balanced portfolio focused on higher-growth end markets while continuing to de-lever.”

“The addition of Jeri and Janice as independent directors will add valuable capital markets knowledge and fresh perspective to the board,” said Chris Kiper, Co-Founder and Managing Director of Legion Partners. “We applaud NN’s proposal to declassify its board, bringing it up-to-date with governance best practices. These are positive developments for all NN shareholders.”

Ms. Harman said, “I am excited to join the NN board at this key inflection point in the Company’s history. I look forward to working closely with the entire board and management team to advance NN’s position as a leading diversified industrial company.”

Ms. Stipp commented, “NN has undergone a significant transformation over the last five years, and I’m looking forward to helping guide the Company through this next chapter. I am pleased to join my fellow directors and the management team in helping NN execute on the compelling opportunities ahead.”

Mr. Holder continued, “We are pleased to have worked constructively with Legion. NN routinely engages with all our shareholders and we always listen to their input and suggestions. Today’s announcement is a result of those ongoing discussions.”

Under the terms of the cooperation agreement between NN and Legion Partners, Legion Partners has agreed to customary standstill, voting and other provisions. The full agreement with Legion Partners will be filed on a Current Report on Form 8-K with the Securities and Exchange Commission.

J.P. Morgan Securities LLC is acting as financial advisor to NN, and Simpson Thacher & Bartlett is acting as legal counsel.

About Jeri Harman

Jeri Harman is a Founder & Chairman of Avante Capital Partners. With over $465 million of capital under management, Avante makes unitranche and subordinated debt and minority equity investments to finance buyouts, minority recaps, acquisitions and growth. In 2018, Avante Capital Partners was named Small Business Investment Company (SBIC) of the Year by the U. S. Small Business Administration (SBA). The firm was also named Women-Owned Firm of the Year 2018 by Private Equity Women Investor Network (PEWIN).

Ms. Harman has over 30 years of financing experience, involving well over $1 billion in aggregate investments. Prior to founding Avante, Ms. Harman started-up and led the Los Angeles offices for two multi-billion publicly traded private equity and mezzanine investment funds – American Capital and more recently Allied Capital, where she was also a member of Allied’s Investment Committee. Earlier career highlights include various senior level positions with Prudential Capital.

Ms. Harman has served on numerous boards over her career, and currently serves on the board of Engineered Performance Technologies, a consumer-focused automotive aftermarket performance products company. In addition, Ms. Harman is a Co-Chair of the ACG – Los Angeles Business Conference, an Ex-Officio Board Member and Past Chair of Small Business Investor Alliance (SBIA), and a Steering Committee Member of PEWIN. In 2013, the National Association of Women Business Owners (NAWBO) Los Angeles inducted Ms. Harman into their Hall of Fame. In 2015, she was named one of the Most Influential Private Equity Investors in Los Angeles by the Los Angeles Business Journal (LABJ). In January 2016, she was on the cover of Mergers & Acquisitions magazine and named one of the Most Influential Women in Mid-Market M&A, a recognition she again received in 2017, 2018 and 2019. In March 2017, she was recognized as one of 15 Trailblazers by Buyouts Magazine. In July 2018, Ms. Harman was named by LABJ as one of the LA 500 Most Influential People in Business. She received a Master’s of Business Administration from the University of California – Berkeley, and a Bachelor’s degree in Business from the University of Wisconsin – Milwaukee (summa cum laude).

About Janice Stipp

Janice E. Stipp retired as Senior Vice President, CFO & Treasurer at Rogers Corporation, a leader in specialty engineered materials that enable high performance and high reliability in EV/HEV, wireless infrastructure, automotive safety and portable electronics. She is on the board of ArcBest Corp., Commercial Vehicle Group, Inc and Michigan State University Foundation. Previously, she also served on the board of PlyGem Industries, Inc. until the company was taken private in 2018. She also is a Member of the Michigan Association of Certified Public Accountants and Member of The American Institute of Certified Public Accountants.

Over the course of her career Ms. Stipp held the positions of CFO, Treasurer, Principal Accounting Officer & SVP at Rogers Corp., CFO, Secretary, Treasurer & Executive VP at Tecumseh Products Co. LLC, Chief Financial Officer at Revstone Industries LLC, Chief Financial Officer & Vice President of Acument Global Technologies, Inc. and Chief Financial Officer & EVP-Administration at GDX Automotive, Inc.

Ms. Stipp graduated from Michigan State University with a Bachelor of Arts in Accounting and received her MBA in Finance from Wayne State University. Ms. Stipp is also a Certified Public Accountant (CPA) and Chartered Global Management Accountant (CGMA).

About NN, Inc.

NN, Inc., a diversified industrial company combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 51 facilities in North America, Western Europe, Eastern Europe, South America and China.

Forward-Looking Statements

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses or the possibility that the Company will be unable to execute on the intended redeployment of proceeds from a divestiture, whether due to a lack of favorable investment opportunities or otherwise.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.